Exhibit 99.3

VENTAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As of and For the Year Ended December 31, 2014

In January 2015, Ventas, Inc. (“Ventas”) acquired American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction, which added 152 properties (some of which are located on the same campus) to Ventas’s portfolio. At the effective time of the merger, each share of HCT common stock outstanding was converted into the right to receive either 0.1688 shares of Ventas common stock (with cash paid in lieu of fractional shares) or $11.33 per share in cash, at the election of each HCT shareholder. Shares of HCT common stock for which a valid election was not made were converted into the stock consideration. Ventas funded the transaction through the issuance of approximately 28.4 million shares of common stock and 1.1 million limited partnership units that are redeemable for shares of Ventas common stock and the payment of approximately $11 million in cash (including cash in lieu of fractional shares). In addition, Ventas assumed $167 million of mortgage debt and repaid approximately $740 million of debt, net of HCT cash on hand.

The following unaudited pro forma condensed consolidated financial information sets forth:

•	The historical consolidated financial information of Ventas as of and for the year ended December 31, 2014, derived from Ventas’s audited consolidated financial statements;

•
The historical consolidated financial information of HCT as of December 31, 2014, derived from HCT’s unaudited consolidated balance sheet, and for the year ended December 31, 2014, derived from HCT’s audited combined statement of revenue and certain expenses;

•	Pro forma adjustments to give effect to Ventas’s acquisition of HCT on Ventas’s consolidated balance sheet as of December 31, 2014, as if the acquisition closed on December 31, 2014; and

•	Pro forma adjustments to give effect to Ventas’s acquisition of HCT on Ventas’s consolidated statement of income for the year ended December 31, 2014, as if the acquisition closed on January 1, 2014.

These unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas’s management; however, they are not necessarily indicative of what Ventas’s consolidated financial condition or results of operations actually would have been assuming the HCT acquisition had been consummated as of the dates indicated, nor do they purport to represent Ventas’s consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the HCT acquisition or any strategies that management may consider in order to continue to efficiently manage Ventas’s operations.  This pro forma condensed consolidated financial information should be read in conjunction with Ventas’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2014, included in Ventas’s Annual Report on Form 10-K for the year then ended, filed with the Securities and Exchange Commission on February 13, 2015, and HCT’s audited combined statement of revenue and certain expenses for the year ended December 31, 2014, included in this Current Report on Form 8-K/A .

Ventas is accounting for the HCT acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations.  The total purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair values.  The allocations of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are subject to further adjustment. Consequently, amounts initially allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

VENTAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2014
(In thousands)

	Ventas Historical	HCT Historical (A)	HCT Acquisition Adjustments (B)		Total Pro Forma
Assets
Net real estate investments	$19,907,187	$2,037,828	$645,620	(C)	$22,590,635
Cash and cash equivalents	55,348	32,558	81,614	(D)	169,520
Escrow deposits and restricted cash	71,771	3,163	—		74,934
Deferred financing costs, net	60,328	16,097	(16,097)	(E)	60,328
Other assets	1,131,537	39,322	602,093	(F)	1,772,952
Total assets	$21,226,171	$2,128,968	$1,313,230		$24,668,369
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,888,092	$952,063	$119,154	(G)	$11,959,309
Accrued interest	62,097	1,596	—		63,693
Accounts payable and other liabilities	1,005,232	85,951	(38,811)	(H)	1,052,372
Deferred income taxes	344,337	—	19,000	(I)	363,337
Total liabilities	12,299,758	1,039,610	99,343		13,438,711
Redeemable OP unitholder and noncontrolling interests	172,016	—	87,245	(J)	259,261
Commitments and contingencies
Equity:
Total Ventas stockholders' equity	8,680,184	1,077,154	1,138,846	(K)	10,896,184
Noncontrolling interest	74,213	12,204	(12,204)	(L)	74,213
Total equity	8,754,397	1,089,358	1,126,642		10,970,397
Total liabilities and equity	$21,226,171	$2,128,968	$1,313,230		$24,668,369

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2014
(In thousands, except per share amounts)

	Ventas Historical	HCT Historical (M)	HCT Acquisition Adjustments		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$970,377	$33,106	$5,914	(N)	$1,009,397
Medical office buildings	463,618	99,792	1,231	(O)	564,641
	1,433,995	132,898	7,145		1,574,038
Resident fees and services	1,552,951	134,850	19,179	(P)	1,706,980
Medical office building and other services revenue	29,364	—	—		29,364
Income from loans and investments	55,169	—	—		55,169
Interest and other income	4,267	—	—		4,267
Total revenues	3,075,746	267,748	26,324		3,369,818
Expenses:
Interest	376,842	8,621	31,031	(Q)	416,494
Depreciation and amortization	826,911	—	149,614	(R)	976,525
Property-level operating expenses:
Senior living	1,036,556	92,893	12,853	(P)	1,142,302
Medical office buildings	158,542	19,469	487	(P)	178,498
	1,195,098	112,362	13,340		1,320,800
Medical office building services costs	17,092	—	—		17,092
General, administrative and professional fees	121,746	—	—		121,746
Loss on extinguishment of debt, net	5,564	—	—		5,564
Merger-related expenses and deal costs	45,051	—	—		45,051
Other	38,925	638	(638)	(S)	38,925
Total expenses	2,627,229	121,621	193,347		2,942,197
Income before loss from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	448,517	146,127	(167,023)		427,621
Loss from unconsolidated entities	(139)	—	—		(139)
Income tax benefit	8,732	—	17,151	(T)	25,883
Income from continuing operations	457,110	146,127	(149,872)		453,365
Gain on real estate dispositions	17,970	—	—		17,970
Income from continuing operations, including real estate dispositions	475,080	146,127	(149,872)		471,335
Net income attributable to noncontrolling interest	1,419	—	—		1,419
Income from continuing operations attributable to common stockholders, including real estate dispositions	$473,661	$146,127	$(149,872)		$469,916
Income from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.61	N/A	N/A		$1.46
Diluted	$1.59	N/A	N/A		$1.44
Weighted average shares used in computing earnings per common share:
Basic	294,175	N/A	28,415	(U)	322,590
Diluted	296,677	N/A	29,533	(U)	326,210
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.
 NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States, Canada and the United Kingdom.  The historical consolidated financial statements of Ventas include its accounts and the accounts of its wholly owned subsidiaries and joint venture entities over which it exercises control.

In January 2015, Ventas acquired American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction, which added 152 properties (some of which are located on the same campus) to Ventas’s portfolio. At the effective time of the merger, each share of HCT common stock outstanding was converted into the right to receive either 0.1688 shares of Ventas common stock (with cash paid in lieu of fractional shares) or $11.33 per share in cash, at the election of each HCT shareholder. Shares of HCT common stock for which a valid election was not made were converted into the stock consideration. Ventas funded the transaction through the issuance of approximately 28.4 million shares of common stock and 1.1 million limited partnership units that are redeemable for shares of Ventas common stock and the payment of approximately $11 million in cash (including cash in lieu of fractional shares). In addition, Ventas assumed $167 million of mortgage debt and repaid approximately $740 million of debt, net of HCT cash on hand.

NOTE 2 - ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Reflects unaudited historical financial condition of HCT as of December 31, 2014.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(B) Reflects adjustments to record the acquisition of HCT by Ventas based upon the purchase price.  The calculation of the allocated purchase price is as follows (in millions, except per share amounts):

Equity issued (28.4 million shares at $78 per share) (1)	$2,216
OP units issued (1.1 million units at $78 per unit)	87
Cash paid (including cash in lieu of fractional shares)	11
Assumption of mortgage debt	167
Repayment of net debt	785
Purchase price	$3,266

(1) Equity issued based on the January 16, 2015 closing price of Ventas common stock.

(C) Reflects the increase over HCT’s historical investment in real estate based upon the initial fair value for the acquired tangible and intangible real estate assets.  These initial values are as follows (in millions):

Land and improvements	$329
Buildings and improvements	2,137
Acquired lease intangibles	218
Initial fair value of net real estate investments	$2,684

(D) Reflects the issuance in January 2015 of $600.0 million aggregate principal amount of 3.500% senior notes due
2025 and $300.0 million aggregate principal amount of 4.375% senior notes due 2045, partially offset by cash paid (or assumed) at closing of the HCT transaction, including the repayment of certain HCT debt.

(E) Reflects the write-off of HCT’s historical deferred financing costs, which were not assigned any value in the initial purchase price allocation.

(F) Reflects the elimination of HCT’s other assets that Ventas did not acquire as part of the HCT acquisition, net of approximately $600 million of other assets recorded as part of the HCT acquisition.

(G) Reflects the following adjustments (in millions):

Write-off of HCT’s historical fair value of debt adjustments	$(3)
Fair value of assumed debt adjustment recorded in connection with the acquisition	11
HCT debt repaid at closing	(785)
January 2015 Ventas senior note issuances	896
Pro forma adjustment to debt	$119

(H) Reflects the elimination of HCT’s liabilities that were not assigned any value in the initial purchase price allocation, net of approximately $29 million of various lease intangibles, which were recorded based on initial fair value calculations.

(I) Reflects the adjustment to record $19.0 million of deferred tax liability related to the acquired assets.

(J) Reflects the adjustment to record the fair value of the redeemable OP unitholder interests, which were valued at $78.00 per unit (the acquisition value of each share of HCT common stock at the acquisition date).

(K) Reflects the write-off of HCT’s historical equity, net of the issuance of 28.4 million shares of Ventas common stock in connection with the HCT acquisition, which were valued at $2.2 billion.

(L) Reflects the reclassification of HCT’s historical noncontrolling interest value to redeemable OP unitholder interests.

NOTE 3 - ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(M) Reflects the historical results of operations of HCT for the year ended December 31, 2014, excluding certain revenues and expenses which may not be in the proposed future operations, such as depreciation, amortization, income taxes, certain mortgage interest expense and entity expenses.

(N) Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the HCT acquisition and certain reclassifications to the presentation of HCT’s historical operations to conform to Ventas’s presentation. Adjustments also reflect the effect on HCT’s historical consolidated statements of income of HCT’s significant 2014 transactions, as if those transactions were consummated on January 1, 2014.

(O) Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the HCT acquisition. Adjustments also reflect the effect on HCT’s historical consolidated statements of income of HCT’s significant 2014 transactions, as if those transactions were consummated on January 1, 2014.

(P) Adjustments reflect the effect on HCT’s historical consolidated statements of income of HCT’s significant 2014 transactions, as if those transactions were consummated on January 1, 2014.

(Q) Reflects the following adjustments (in millions):

For the Year Ended December 31, 2014
Amortization of assumed debt fair value adjustments	$(3)
January 2015 Ventas senior note issuances	34
Pro forma adjustment to interest expense	$31

(R) Based on the preliminary purchase price allocation, Ventas expects to allocate $329 million to land and improvements and $2.1 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and generally using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a ten-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $181 million of acquired in-place lease intangibles. The adjustment to depreciation and amortization reflects the following components (in thousands):

HCT Acquisition Adjustments
	Weighted Average Useful Life (Years)	For the Year Ended December 31, 2014
Ventas’s HCT acquisition adjustments for depreciation and amortization, by asset type:
Site improvements	9.1	$8,874
Building and improvements	33.3	69,226
Furniture and equipment	5.0	6,298
In-place lease intangibles	6.3	65,216
Adjustment for depreciation and amortization		$149,614

(S) Reflects certain reclassifications to the presentation of HCT’s historical operations to conform to Ventas’s presentation.

(T) Reflects the estimated tax benefit Ventas expects to recognize due to the HCT acquisition.

(U) Reflects the issuance of 28.4 million shares of Ventas common stock upon consummation of the HCT acquisition, including the dilutive effect of redeemable OP units issued on the acquisition date.

NOTE 4 - FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the year ended December 31, 2014 are summarized as follows (in thousands):

VENTAS, INC.
UNAUDITED PRO FORMA FFO AND NORMALIZED FFO
For the year ended December 31, 2014
(In thousands, except per share amounts)

	Ventas Historical	HCT Historical	HCT Acquisition Adjustments	Total Pro Forma

Income from continuing operations attributable to common stockholders, including real estate dispositions	$473,661	$146,127	$(149,872)	$469,916
Discontinued operations	2,106	—	—	2,106
Net income attributable to common stockholders	475,767	146,127	(149,872)	472,022
Adjustments:
Real estate depreciation and amortization	820,344	—	149,614	969,958
Real estate depreciation related to noncontrolling interest	(10,314)	—	—	(10,314)
Real estate depreciation related to unconsolidated entities	5,792	—	—	5,792
Gain on real estate dispositions	(17,970)	—	—	(17,970)
Discontinued operations:
Gain on real estate dispositions	(1,494)	—	—	(1,494)
Depreciation on real estate assets	1,555	—	—	1,555
FFO	1,273,680	146,127	(258)	1,419,549
Adjustments:
Change in fair value of financial instruments	5,121	—	—	5,121
Non-cash income tax benefit	(9,431)	—	(17,151)	(26,582)
Loss on extinguishment of debt, net	5,013	—	—	5,013
Merger-related expenses, deal costs and re-audit costs	54,389	—	—	54,389
Amortization of other intangibles	1,246	—	—	1,246
Normalized FFO	$1,330,018	$146,127	$(17,409)	$1,458,736

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2014 follows (in thousands, except per share amounts) (1):

	Ventas Historical	Total Pro Forma

Income from continuing operations attributable to common stockholders, including real estate dispositions	$1.59	$1.44
Discontinued operations	0.01	0.01
Net income attributable to common stockholders	1.60	1.45
Adjustments:
Real estate depreciation and amortization	2.77	2.97
Real estate depreciation related to noncontrolling interest	(0.03)	(0.03)
Real estate depreciation related to unconsolidated entities	0.02	0.02
Gain on real estate dispositions	(0.06)	(0.06)
Discontinued operations:
Gain on real estate dispositions	(0.01)	(0.00)
Depreciation on real estate assets	0.01	0.00
FFO	4.29	4.35
Adjustments:
Change in fair value of financial instruments	0.02	0.02
Non-cash income tax benefit	(0.03)	(0.08)
Loss on extinguishment of debt, net	0.02	0.02
Merger-related expenses, deal costs and re-audit costs	0.18	0.17
Amortization of other intangibles	0.00	0.00
Normalized FFO	$4.48	$4.47

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	296,677	326,210

(1) Per share amounts may not add due to rounding.

Unaudited pro forma FFO and normalized FFO are presented herein for informational purposes only and are based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of what Ventas’s FFO or normalized FFO actually would have been assuming the HCT acquisition had occurred as of January 1, 2014.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  For that reason, Ventas considers FFO and normalized FFO to be appropriate measures of operating performance of an equity REIT.  In particular, Ventas believes that normalized FFO is useful because it allows investors, analysts and Ventas management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation.  In some cases, Ventas provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Ventas management to assess the impact of those items on Ventas’s financial results.

Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  Ventas defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to Ventas’s acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of Ventas’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on Ventas’s consolidated statements of income; (d) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of Ventas’s historical financial statements and related matters.

FFO and normalized FFO presented herein may not be comparable to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor is FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs.  Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the unaudited pro forma condensed consolidated financial statements.